                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: DECEMBER 15, 1999

                        (Date of Earliest Event Reported)


                          CAPSTEAD MORTGAGE CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


     MARYLAND                       1-8896                   75-2027937
(State of Incorporation)     (Commission File No.)         I.R.S. Employer
                                                         Identification No.)


               8401 NORTH CENTRAL EXPRESSWAY
                          SUITE 800
                        DALLAS, TEXAS                          75225
           -----------------------------------------------------------
           (Address of Principal Executive Offices)          (Zip Code)


       Registrant's Telephone Number, Including Area Code: (214) 874-2323


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ITEM 5.  OTHER EVENTS

                          CAPSTEAD MORTGAGE CORPORATION
                      ANNOUNCES ISSUANCE OF PREFERRED STOCK
                       TO FORTRESS AND RELATED AGREEMENTS
                AND PROPOSED MODIFICATION OF INVESTMENT STRATEGY

         Capstead Mortgage Corporation ("Capstead" or the "Company") announced December 9, 1999 that an affiliate of Fortress Investment Group LLC, a real estate investment and asset management company ("Fortress"), has made an aggregate investment of $51,200,000 in the Company through the purchase of 5,378,000 shares of Capstead's newly created $0.56 Cumulative Convertible Preferred Stock, Series C (the "Series C Preferred Stock") and 5,378,000 shares of Capstead's newly created $0.40 Cumulative Convertible Preferred Stock, Series D (the "Series D Preferred Stock") (together, the "Preferred Stock") for $4.76 per share. Each share of the Series C Preferred Stock is convertible into one share of common stock and has a liquidation preference of $6.89. Each share of the Series D Preferred Stock is convertible into one share of common stock and has a liquidation preference of $4.76. This investment by Fortress represents an ownership interest in Capstead of approximately 16 percent, assuming the conversion of the Preferred Stock. Further assuming the successful completion of a 10,000,000 share tender offer, also announced on December 9, 1999, this investment will represent an ownership interest in Capstead of approximately 19 percent.

         In connection with this investment by Fortress, Capstead's Board of Directors (i) approved an immediate increase in the number of Directors serving on Capstead's Board from six to eight and appointed Mr. Wesley R. Edens, Chief Executive Officer and Chairman of Fortress, and Mr. Robert I. Kauffman, President of Fortress, to fill the newly created vacancies on the Board and (ii) authorized the Company to enter into a Supplemental Agreement to the Stock Purchase Agreement (the "Supplemental Agreement") with Fortress. The Supplemental Agreement provides that upon Capstead's stockholders' ratification of certain matters contained in the Supplemental Agreement at a special meeting of stockholders to be held by April 30, 2000, (i) the Board of Directors will be reconstituted to consist of four directors appointed by Fortress and three directors appointed by Capstead, with Mr. Edens serving as Chairman and Chief Executive Officer and Mr. Ronn K. Lytle serving as Vice Chairman and (ii) Fortress will acquire 5,000,000 shares of Capstead common stock by means of either open-market purchases, the conversion of some portion of the Preferred Stocks, or some combination thereof, within six months of the special meeting. If this requirement to acquire the common shares is fulfilled through open-market purchases, then the total investment by Fortress will represent an ownership interest in Capstead of approximately 23 percent before and 27 percent assuming, the successful completion of the 10,000,000 share tender offer, calculated assuming conversion of the Preferred Stock.

         Capstead will hold the above mentioned special meeting of stockholders for the purpose of voting on (i) ratification of certain matters contained in the Supplemental Agreement, which will have the effect of approving a new Board of Directors for Capstead and (ii) approval of a 1-for-2 reverse stock split of the Company's common stock. A detailed description of the proposals will be provided in a proxy statement expected to be distributed to stockholders by mid-February 2000.

         Capstead is currently considering modifying its investment strategy to replace a portion of its existing mortgage investments with a diversified portfolio of credit sensitive commercial and residential mortgage-backed securities, most of which are expected to be "investment grade" at the time of purchase as determined by national rating agencies. This proposed strategy is intended to improve the Company's earnings prospects while providing more stability during periods of increased interest rate volatility. The sale or other disposition of some of the Company's mortgage investments in order to implement this proposed strategy could result in the recognition of a portion of the losses currently reflected in the Company's balance sheet.

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         Fortress is a real estate investment and asset management company headquartered in New York. Fortress manages approximately $760 million of private equity and focuses on undervalued and distressed real estate, both domestic and international.

         If Capstead decides to modify its investment strategy by investing in commercial mortgage-backed securities ("CMBSs"), it may be exposed to additional risks and uncertainties. CMBSs are generally viewed as exposing an investor to greater risk of loss than residential mortgage-backed securities since such securities are typically secured by larger loans to fewer obligors than residential mortgage-backed securities. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from this project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired.

         Commercial property values and net operating income are subject to volatility, and net operating income may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project and the ability of the applicable property to produce net operating income rather than upon the liquidation value of the underlying real estate. Even when the current net operating income is sufficient to cover debt service, there can be no assurance that this will continue to be the case in the future.

         Additionally, some commercial mortgaged properties may not readily be convertible to alternative uses if such mortgaged properties were to become unprofitable due to competition, age of the improvements, decreased demand, regulatory changes or other factors. The conversion of commercial properties to alternate uses generally requires substantial capital expenditures, which may or may not be available.

         The availability of credit for borrowers to refinance commercial mortgage loans or sell mortgaged properties will be significantly dependent upon economic conditions in the markets where such commercial mortgaged properties are located, as well as the willingness and ability of lenders to make such loans. The availability of funds in the credit market fluctuates and there can be no assurance that the availability of such funds will increase above, or will not contract below, current levels. In addition the availability of assets similar to the commercial mortgaged properties, and the competition for available credit, may affect the ability of potential purchasers to obtain financing for the acquisition of the commercial mortgaged properties.

         There can be no assurance as to what extent, if any, this proposed strategy to invest in CMBSs will be implemented and, if implemented, whether or not it will be successful in meeting Capstead's goals. In addition, there can be no assurance that Capstead will be able to successfully assess and monitor these risks.

         Capstead Mortgage Corporation, a mortgage investment firm with assets of over $9 billion, earns income from investing in mortgage assets and other investment strategies.

         Note: This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. The Company's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company's investments and unforeseen factors. As discussed in the Company's filings with the Securities and Exchange Commission and this document, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in and market expectations for fluctuations in interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, year 2000 compliance failures, increases in costs and other general competitive factors.


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EXHIBITS:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        FINANCIAL STATEMENTS: None

EXHIBIT
NUMBER

3.1(c) Articles Supplementary $0.56 Cumulative Convertible Preferred Stock, Series C, of Capstead Mortgage Corporation.

3.1(d) Articles Supplementary $0.40 Cumulative Convertible Preferred Stock, Series D, of Capstead Mortgage Corporation.

10.34 Series C and Series D Convertible Preferred Stock Asset Purchase Agreement dated as of December 9, 1999 by and among Capstead Mortgage Corporation and Fortress Investment Corp.

10.35 Supplemental Agreement dated as of December 9, 1999 by and among Capstead Mortgage Corporation and Fortress Investment Corp.

10.36 Registration Rights Agreement dated as of December 9, 1999 by and among Capstead Mortgage Corporation and Fortress Investment Corp.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CAPSTEAD MORTGAGE CORPORATION



December 15, 1999                         By: s/s Phillip A. Reinsch
                                             -----------------------------------
                                             Phillip A. Reinsch - Senior Vice
                                             President - Control

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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

3.1(c) Articles Supplementary $0.56 Cumulative Convertible Preferred Stock, Series C, of Capstead Mortgage Corporation.

3.1(d) Articles Supplementary $0.40 Cumulative Convertible Preferred Stock, Series D, of Capstead Mortgage Corporation.

10.34 Series C and Series D Convertible Preferred Stock Asset Purchase Agreement dated as of December 9, 1999 by and among Capstead Mortgage Corporation and Fortress Investment Corp.

10.35 Supplemental Agreement dated as of December 9, 1999 by and among Capstead Mortgage Corporation and Fortress Investment Corp.

10.36 Registration Rights Agreement dated as of December 9, 1999 by and among Capstead Mortgage Corporation and Fortress Investment Corp.